CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-132512 on Form S-1 of our report dated February 4, 2004 relating to the consolidated statements of income, changes in surplus and cash flows of Chicopee Savings Bank and subsidiaries for the year ended December 31, 2003, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus,.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

May 10, 2006